Exhibit 10.1

                              EMPLOYMENT AGREEMENT


     Employment Agreement ("Agreement") made May 1, 1999, by and between Level Jump Financial Group, Inc., ("Level Jump") a Colorado corporation and thestockpage.com inc. ("thestockpage") an Ontario corporation, ("collectively referred to as the Companies" and individually referred to as a "Company") and Robert Landau ("Landau").

     WHEREAS, the Companies desire to employ Landau and Landau desires to be employed by the Companies upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Employment.

The Companies hereby employ Landau as the President of Level Jump and as the President of thestockpage for a term commencing on May 1, 1999 and ending on April 30, 2004 subject to the provisions in this Agreement with respect to termination. Thereafter, subject to the provisions in this Agreement with respect to termination, Landau's employment will be deemed to be renewed annually on the same terms and conditions as are contained herein, unless either party terminates such employment by notice in writing from one party to the other party on or before the last day of February in each year commencing with February 29, 2004. Landau will act as the senior executive officer of each of the Companies with such duties and responsibilities as are consistent with that position and as assigned to Landau by the boards of directors of the Companies. Landau will perform his responsibilities principally from an office located in Ontario, Canada, provided that he will travel to other locations, from time to time, at the expense of the Companies, as reasonably required for the full and proper performance of his duties and responsibilities under this agreement. The Companies acknowledge, that Landau has other business endeavors that he will be pursuing at the same time as he serves as an officer of the Companies, and that his services will not be required on a full time basis.

For so long as Landau is the President of either of the Companies, the Companies will use their commercially reasonable best efforts to cause Landau to be elected as a director of each of the Companies and to be selected as the chairman of the board of each board on which he serves.

2.   Best Efforts of Employee.

Landau agrees to perform faithfully, industriously, and to the best of his ability all of the duties that may be required by this agreement.

3.   Compensation.

As compensation for the services under this agreement in respect of the Companies and their respective divisions, affiliates and subsidiaries and, if elected, as a director of the Companies and their respective affiliates or subsidiaries, the Companies their respective affiliates and subsidiaries will pay Landau an annual salary of US$330,000, payable in equal installments no less

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frequently than monthly, in accordance with the Companies' usual payroll procedures. The Companies or their respective affiliates or subsidiaries may, but are not required to, pay the compensation provided in this paragraph in Canadian dollars, in which case for the calendar year ending December 31, 1999, the rate of exchange is hereby fixed at CDN$1.48148 to US$1.00. For calendar years after December 31, 1999, the rate of exchange will be fixed as of the first business day of the year based on the Revenue Canada average exchange rate for the prior calendar year for the Canadian dollar to the United States dollar. For greater certainty, despite the foregoing, the Companies are jointly and severally liable to pay all compensation, remuneration and benefits to which Landau is entitled pursuant to this Agreement irrespective of whether Landau performs such services on behalf of affiliates, or subsidiaries.

Landau will also be entitled to receive such bonus compensation as the board of directors of Level Jump determines from time to time acting reasonably having regard to bonus compensation customarily paid to senior executives by corporations similar to Level Jump.

4.   Expenses.

The Companies will reimburse Landau for all reasonable and necessary expenses incurred in the execution of Landau's duties hereunder, upon Landau's submission to a Company or the Companies, as the case may be, of invoices, receipts and other documentation evidencing such expenses in accordance with the Companies' policies and procedures. Landau agrees not to seek reimbursement for personal charges of any kind.

5.   Benefits

Landau will be entitled to participate, on at least the same basis and subject to the same qualifications as other employees of the Companies, in any medical or disability insurance, sick leave, holiday, pension and other related employee benefit plans and policies in effect with respect to senior management personnel of the Companies.

More specifically;

Landau will be entitled to four weeks of paid vacation per annum. Vacation may be taken by Landau at times that do not unreasonably interfere with the business of the Companies.

Annual vacation time will cumulate from year to year, to a maximum of 8 weeks. Any vacation amount accumulated over 8 weeks will be paid out in cash.

The Companies will provide Landau with full medical and dental benefits (including comprehensive extended care benefits if and when Landau resides in Canada) in the country of his residence at the sole expense of the Company.

The Companies will provide Landau with, and maintain in full force and effect, life Insurance in an amount of not less than $1 million dollars at the sole expense of the Company.

The Companies will provide Landau with disability insurance in an amount of not less than one half of Landau's annual salary at the sole expense of the Company.

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6.   Stock Options.

On the effective date of this agreement, Landau will receive from the Level Jump an option to purchase shares of Common Stock of Level Jump. The option will be represented by separate agreement, a true copy of which is annexed as Schedule "A". The option will provide the right to purchase up to 450,000 shares of Common Stock of Level Jump.

7.   Intentionally Deleted.

8    Termination.
     A. Landau's employment under this agreement shall be deemed to be terminated:
          1.   upon his death;
          2. if a physical or mental illness prevents him from carrying out his duties hereunder for a period of four consecutive months or an aggregate of 120 days in any consecutive nine month period after 30 day's advance notice of termination in writing is given by the Companies (which may occur before or after the end of the disability periods described above).

     B. The Companies may terminate Landau's employment at any time by notice in writing to Landau and Landau may terminate his employment at any time by notice in writing to the Companies.

     C.   In this Agreement, the term "Cause" means:
          (a) theft or dishonesty by Landau in the conduct of the Companies' business; or
          (b)  a material breach of this Agreement by Landau,

     D. In this Agreement "Good Reason" shall be deemed to have occurred where:
          (a) there is a "change of control" of Level Jump, where a "change of control" will mean any "person" is or has become the "beneficial owner" (as such terms are referred to under Sections 13(d) and 14(d)of the Exchange Act of 1934), directly or indirectly, of securities of Level Jump representing 51% or more of the combined voting power of the then outstanding voting securities of Level Jump in one or more transactions after the date of this agreement, but excluding any acquisition approved by the board of directors or the shareholders of Level Jump, or
          (b) during any period of two consecutive years, individuals who at the beginning of such period constituting the board of directors of Level Jump cease for any reason to constitute at least a majority of the board of directors of Level Jump, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period;
          (c) there has been a failure by either Company to comply with any material provision of this Agreement;
          (d) there has been a reduction in the importance of Landau's responsibilities to either Company, without his consent.

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     E.   In the event the Companies terminate Landau's employment for Cause, or in the event Landau terminates his employment for Good Reason, the Companies shall pay to Landau an amount equal to Landau's annual salary at the time of delivery of the notice of termination, less all usual withholding amounts, which payment shall be made within 20 days following the date of delivery of the said notice of termination.

     F. In the event the Companies terminate Landau's employment other than for Cause (or if the Companies purport to terminate Landau's employment for Cause and it is determined by a court of competent jurisdiction that no Cause existed) then the Companies shall pay to Landau an amount equal to the greater of:
          (a) Landau's annual salary at the time of delivery of the notice of termination;
          (b) the unpaid portion of Landau's salary accruing from the time of delivery of the notice of termination to April 30, 2004, less all usual withholding amounts.

     G. Upon termination of Landau's employment under this Agreement, he will be deemed to have resigned as an officer and director of thestockpage.com inc..

9.   Compliance with Companies' Rules.

Landau agrees to acknowledge if requested and to comply with each and every reasonable policy, rule and regulation of the Companies or as applicable to either Company by law, consent, decree or agreement.

10.  Return of Property.

Upon the termination of the employment of Landau, all property (including, but not limited to, keys, records, notes, data, memoranda, models, credit cards and equipment) that is in Landau's possession or under Landau's control, which is the property of either Company or related to either Company will be returned to the Company in question or destroyed at the direction of Company in question, which destruction will be certified by Landau.

11.  Indemnification.

Landau is entitled to the rights of indemnification available to officers and directors under the corporate law of the state or province of incorporation of each Company and, if any, the provisions of the certificate of incorporation and by-laws of each Company. The Companies will obtain director and officer liability insurance or similar insurance coverage and will provide that Landau will be covered thereunder at all times during which Landau is an director or an officer of either Company. The Companies shall jointly and severally indemnify Landau and his heirs and legal representatives, against all costs, charges and expenses, including without limiting the generality of the foregoing, all legal costs incurred by Landau payable to any lawyer(s) or attorney(s) of his choice and including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative


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action or proceeding to which he is made a party by reason of being or having been a director or officer of either Company or any subsidiary, affiliate, or associate of either, if (a) he acted honestly and in good faith with a view to the best interests of the Company in question or any subsidiary, affiliate, or associate of either, as the case may be; and (b) in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Companies shall also jointly and severally indemnify Landau in such other circumstances as the law permits or requires. Nothing in this Agreement shall limit the right of Landau to claim indemnity apart from the provisions of this Agreement.

12.  Notices.

All notices required or permitted under this agreement will be in writing and will be deemed delivered when (i) delivered in person or (ii) upon receipt if mailed by United States mail, postage prepaid, return receipt requested, the addresses as follows:

         Company  Level Jump Financial Group, Inc.
                  133 Richmond Street West, Suite 401
                  Toronto, Ontario M5H 2LH
                  Canada

         Landau   Robert Landau
                  1514- 66 Broadway Ave.
                  Toronto, Ontario, Canada
                  M5H-2L3

The above addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

13   Entire Agreement.

Except for the Option Agreement between Level Jump and Landau, this agreement contains the entire agreement of the parties with respect to the employment of Landau by the Companies and their respective affiliates and subsidiaries, and there are no other promises or conditions in any other agreement, whether oral or written.

14   Amendment.

This agreement may be modified or amended, if in writing and signed by both parties to this agreement.

15.  Severability.

If any provision of this agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court or other competent authority finds that any provision of this agreement is invalid or unenforceable, but that by limiting the provision it would become valid or enforceable, then the provision will be deemed to be written, construed, and enforced as so limited.



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16.  Waiver.

The failure of either party to enforce any provision of this agreement will not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this agreement.

17.  Applicable Law.

This agreement will be governed by the laws of the Province of Ontario and the applicable laws of Canada. The parties elect to be governed by the laws of the Province of Ontario and attorn to the non-exclusive jurisdiction of the courts of Ontario.

18.  Construction.

It will be an irrefutable presumption that this agreement was co-drafted by the parties hereof, and therefore this agreement will be construed without regard to any presumption or other rule requiring construction against any party. The parties hereto also acknowledge the ability and opportunity to have this agreement reviewed by independent counsel of their own choosing prior to signing.

19.  Survival of Provisions

All provisions of this Agreement will survive the termination of the employment of Landau hereunder except for those provisions which require provision of services by Landau to the Companies or either of them or to their associates, affiliates or subsidiaries.

20.  Dollar Amounts

Unless otherwise stated herein, all dollar amounts refer to U.S. funds.

In witness whereof the parties have hereunto set their hands and seals this 1st day of May, 1999.

Signed, Sealed and Delivered in the      )
presence of                              )
                                         ) Level Jump Financial Group, Inc.
                                         )
                                         )
                                         )  Per:
                                         )
                                         )  ------------------------------
                                         )  Name:  David Roff
                                         )  Office:  Vice-President
                                         )  I have authority to bind the
                                         )  corporation.
                                         )
                                         ) -------------------------------
                                         )  Robert Landau
                                         )
                                         )
                                         ) thestockpage.com inc.
                                         )
                                         )  Per:
                                         )
                                         )  ------------------------------
                                         )  Name:  David Roff
                                         )  Office:  Vice-President
                                         )  I have authority to bind the
                                         )  corporation.


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